SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2003

FiberNet Telecom Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 405-6200

Item 5. Other Events.

The Board of Directors of FiberNet Telecom Group, Inc. (the “Company”) has approved the implementation of a common stock repurchase program, and on June 13, 2003, the Company executed the loan documentation necessary to provide the funding, as necessary, for the purchase of up to $3,000,000 of the Company’s common stock. FiberNet currently has 35,218,323 shares of common stock outstanding. Repurchases may be made from time to time until December 31, 2003 through open market purchases, privately negotiated transactions, block trades or otherwise. Repurchases are subject to the availability of stock, prevailing market conditions, trading price of the stock and the Company’s financial performance. The repurchase program does not obligate the Company to acquire any specific number of shares and may be discontinued or suspended at any time. Any shares repurchased in the program will be treated as shares of common stock held in treasury. All purchases will be made in accordance with all applicable rules and regulations, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934. In connection with the implementation of the common stock repurchase program, the Company established a subordinated credit facility of up to $3,000,000. In addition, the Company amended its senior credit facility.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated February 9, 2001 among FiberNet Operations, Inc., Devnet L.L.C. and the lenders identified therein, as conformed through the Ninth Amendment of such Credit Agreement.

10.2	Tenth Amendment, dated as of June 13, 2003, to the Amended and Restated Credit Agreement, dated as of February 9, 2001.

10.3	Loan Letter Agreement dated June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC.
(Registrant)

Date: June 17, 2003	By:	/s/ JON A. DELUCA
Jon A. DeLuca Senior Vice President – Finance and Chief Financial Officer